EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-190459), and Form S-8 (Nos. 333-175139, 333-164507, 333-164494, 333-164302, 333-157664, 333-149901, 333-132949, and 333-206294) of Live Nation Entertainment, Inc., of our report dated June 28, 2018 relating to the financial statements of Venta de Boletos por Computadora, S.A. de C.V., which appears in this Form 10-K.

PricewaterhouseCoopers S.C.

/s/ José Carlos del Castillo Díaz
José Carlos del Castillo Díaz
Mexico City, Mexico
June 28, 2018